Exhibit 99.2

WM MORTGAGE REINSURANCE COMPANY INC.

BALANCE SHEET

AS OF MAY 31, 2012

(UNAUDITED)

MODIFIED GAAP BALANCE SHEET
ASSETS

CASH & CASH EQUIVALENTS	5,289,947
INVESTMENTS	17,542,362
INVESTMENTS HELD IN TRUST	309,492,675
ACCRUED INTEREST	2,376,549
REINSURANCE PREMIUMS RECEIVABLE	1,906,401
OTHER RECEIVABLES	0
DEFERRED FEDERAL INCOME TAX	0
VALUATION ALLOWANCE FOR DEFERRED TAX	(13,263,951)
DEFERRED TAX ASSETS	13,263,951

TOTAL ASSETS	336,607,934

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:
ACCRUED EXPENSES	145,460
ACCRUED INVESTMENT EXPENSES	55,364
ACCRUED ADMINISTRATIVE FEES	110,000
ACCRUED CEDING FEES	236,279
PREMIUM TAX PAYABLE	0
FEDERAL INCOME TAX PAYABLE (RECEIVABLE)	0
ALLOWANCE FOR DOUBTFUL ACCOUNTS	0
CONTINGENT LIABILITY	4,000,000
INTEREST PAYABLE	0
UNEARNED PREMIUMS	377,425
LOSSES PAYABLE	5,551,055
LOSS RESERVES	115,034,462
IBNR	5,662,914
CONTINGENCY RESERVES	49,656,320

TOTAL LIABILITIES	180,829,279

STOCKHOLDER’S EQUITY:
CAPITAL STOCK	1,000
PAID-IN CAPITAL	16,659,349
ADDITIONAL PAID-IN CAPITAL	53,219,568
UNREALIZED GAIN/LOSS ON INVESTMENTS	0
CONTINGENCY RESERVES	(49,656,320)
DIVIDENDS PAID	(250,000)
RETAINED EARNINGS (ACCUMULATED DEFICIT)	130,885,964
NET INCOME (LOSS)—YEAR TO DATE	4,919,094

TOTAL STOCKHOLDER’S EQUITY	155,778,655

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	336,607,934

WM MORTGAGE REINSURANCE COMPANY INC.

UNAUDITED FINANCIAL STATEMENTS

COMBINING PROFIT & LOSS STATEMENT

FOR THE PERIOD ENDED May 31, 2012

	MONTH TO DATE	YEAR TO DATE
UNDERWRITING INCOME:
ASSUMED PREMIUMS WRITTEN	1,848,303	11,033,759
CHANGE IN UNEARNED PREMIUMS	13,038	78,512

NET PREMIUMS EARNED	1,861,342	11,112,271

UNDERWRITING EXPENSES:

LOSSES PAID	5,551,056	27,732,129
PROVISION FOR LOSS RESERVES	(4,207,601)	(17,437,891)
PROVISION FOR IBNR	(285,792)	(884,015)
CEDING COMMISSION	236,279	1,376,158
PREMIUM TAX EXPENSE	0	0

TOTAL UNDERWRITING EXPENSES	1,293,942	10,786,382

UNDERWRITING INCOME (LOSS)	567,399	325,890

GENERAL & ADMINISTRATIVE EXPENSES:

MANAGEMENT FEES	21,537	83,450
ACTUARY CONSULTING FEES	27,170	117,170
AUDIT FEES	51,500	103,000
LEGAL FEES	5,422	35,213
ADMINISTRATIVE FEES	110,000	262,581
LICENSE AND FEES	0	300
TRAVEL AND ENTERTAINMENT	0	0
BANK SERVICE FEES	406	828
MISCELLANEOUS EXPENSES	0	0

TOTAL GENERAL & ADMINISTRATIVE EXPENSES	216,035	602,543

INTEREST EXPENSE	0	0
INTEREST INCOME	967	5,855
AMORTIZATION—COMMERCIAL PAPER	0	0
INVESTMENT INCOME—MUNICIPAL BONDS	0	0
INVESTMENT INCOME—CORPORATE BONDS	485,312	2,455,922
INVESTMENT INCOME—MBS BONDS	69,290	364,499
INVESTMENT INCOME—US AGENCY	274,671	1,436,198
INVESTMENT INCOME—US TREASURY	79	389
INVESTMENT INCOME—FOREIGN ISSUE	113,993	495,998
BOND AMORTIZATION—MUNICIPAL BONDS	0	0
BOND AMORTIZATION—CORPORATE BONDS	(131,721)	(647,553)
BOND AMORTIZATION—MBS BONDS	(1,356)	(3,125)
BOND AMORTIZATION—US AGENCY	(32,440)	(201,443)
BOND AMORTIZATION—US TREASURY	(12)	(58)
BOND AMORTIZATION—FOREIGN ISSUE	(37,323)	(167,201)
INVESTMENT EXPENSE	(55,364)	(133,597)
GAIN/LOSS ON SALE OF INVESTMENT	36,041	288,843
FAS 159 GAIN ON TRADING SECURITIES	(826,921)	1,301,020

NET INVESTMENT INCOME	(104,784)	5,195,747

LEGAL SETTLEMENT	0	0
INCOME (LOSS) BEFORE TAX PROVISION	246,580	4,919,094

CURRENT FEDERAL INCOME TAX (BENEFIT) EXPENSE	0	0
PROVISION FOR DOUBTFUL INCOME TAX RECEIVABLE	0	0
DEFERRED FEDERAL INCOME TAX (BENEFIT) EXPENSE	86,313	1,721,626
CHANGE IN VALUATION ALLOWANCE	(86,313)	(1,721,626)

FEDERAL INCOME TAX EXPENSE	0	0

NET INCOME (LOSS)	246,580	4,919,094